Exhibit 10.1

                 ORIGINAL EQUIPMENT MANUFACTURER'S PURCHASE AGREEMENT

    THIS AGREEMENT, effective as of the 1st day of April, 1997, is made and entered into between TOTAL CONTROL PRODUCTS, INC., a corporation organized and existing under the laws of the State of Illinois USA, having its principal office at 2001 North Janice Avenue, Melrose Park, Illinois, 60160 (hereinafter called "Buyer"), and DIGITAL ELECTRONICS CORPORATION, a corporation organized and existing under the laws of Japan having its registered principal office at 8/7/52 Nanko Higashi, Suminoc-ku, Osaka, Japan (hereinafter called "Seller"), in the presence of MORITANI AMERICA INC., a corporation organized and existing under the laws of the State of Illinois having its principal office at 800 Park Boulevard, Itasca, Illinois, 60143 USA (hereinafter called "MORITANI"), and INDE ELECTRONICS INC., a corporation organized and existing under the laws of Canada and wholly-owned subsidiary of Seller, having its principal office at 305-3600 Gilmore Way, Burnaby, BC, Canada, V5G4R8 (hereinafter called "INDE"). Buyer and Seller are hereinafter together called "the parties";

                                     WITNESSETH:

    WHEREAS, Buyer wishes to purchase from Seller, on an OEM basis, Product which is set forth in Attachment A hereto; and
    WHEREAS, Seller wishes to sell said Product to Buyer under the terms and conditions hereinafter set forth;
    WHEREAS, Buyer and Seller have entered into Original Equipment Manufacturer's Purchase Agreement dated 1st day of January, 1991 ("Original Agreement") by and between Digital Electronics Corporation, as "Seller", Total Control Products Inc., as "Buyer", Inde Electronics, Inc., as "Inde", and Moritani America, Inc., as "Moritani" for the purchase of certain display products manufactured by Seller;
    WHEREAS, by an amendment dated the 8th day of July, 1993 (First Amendment:), the Original Agreement was amended to modify and supplement terms of said Original Agreement;
    WHEREAS, by an amendment dated the 8th day of July, 1994 ("Second Amendment"), the Original Agreement was amended to modify and supplement the terms of said Original Agreement;
    WHEREAS, the parties desire to further modify and supplement the provisions of the Original Agreement with the terms indicated in this Agreement ("Agreement");
    NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. DEFINITION
    "Product(s)", as used in this Agreement, shall mean the products described in Attachment A hereto and other products which, by mutual consent of the parities hereto may be included from time to time.
    "European Joint Venture Company" shall mean Pro-face HMZ B.V.
    The listing contained in Attachment A may be amended from time to time by mutual agreement.

2.  SALES RIGHTS AND OBLIGATION OF SALE AND PURCHASE

    A. Buyer intends to sell the Product to the customers in the territory of North America and South America. Seller and Buyer agree that European Joint Venture Company shall intend to sell the Products to the customers in the territory of Europe. Seller will allow Buyer to sell the product to be exported out of North America and South America as a part of their customer's machine.
In the event Buyer desires to sell the Product in other countries, Buyer will notify Seller of such plans and mutually agree with Seller upon appropriate changes in this Agreement and any changes required in the Product specifications.

    B. Buyer shall, from time to time, issue its purchase orders for Products for use and sale only in North America and South America in accordance with the terms and conditions contained herein or otherwise agreed by parties in writing. Seller shall send a confirmation of orders as an acknowledgment of the Buyer's order. After the issuance of the confirmation of order, individual sales contract shall be deemed as executed. After the individual sales contract is deemed as executed, Buyer shall not terminate the individual sales contract. Buyer is responsible for any damages incurred to Seller on account of any Buyer's cancellation of the individual sales contract.

    C. Buyer shall purchase on an OEM basis and Seller shall sell Product and any spare parts upon Seller's acceptance of individual purchase orders issued by Buyer pursuant to the terms and conditions set forth in this Agreement.

    D. Buyer shall have the exclusive right to market and sell the Product within North America and South America under its own name, trademark and brand.

    E. Buyer and Seller agree to cooperate and trust each other in order to collaborate for a long-term business.

    F. Seller and Buyer agree to exchange application notes of the Product in Japan and North America.

    G. Buyer shall be responsible for any claim, any problem of similar nature from their customer(s) for the products liability. Product liability insurance and similar protection covering all Products sold by Buyer hereunder shall be procured and maintained by Buyer at its sole cost and expense.

    H. Seller knows, to the best of its knowledge, of no infringement by Product of any issued patent in North America and South America. Any claim asserted against Buyer by reason of an alleged infringement of any North American or South American patent by Product shall be taken care of by Buyer.

    I. Buyer shall provide to Seller relevant market information such as the sales amount, major distributors, competitors and market trends every three (3) months.

3.  TESTING AND ACCEPTANCE

    A. All Product shipped hereunder shall conform to the specifications which are issued by Seller from time to time. The parties may conduct mutually agreed upon final tests on Product prior to shipment and following receipt of the Products, to determine Products' compliance with specifications and necessary approval agency requirement (VL/CE). Either party shall have the right to witness such tests at its own expense and within the convenience of the other party.

4.  COMMERCIAL ARRANGEMENTS: PURCHASE ORDERS, PRICES, AND TERMS OF PAYMENT

    A. Seller has appointed or may appoint MORITANI its agent for sale of some of Products to Buyer ("Agent's Products") and Buyer hereby agrees to deliver for Seller's acceptance all relevant purchase orders for Agent's Products to MORITANI, after Buyer is informed of Agent's Products.

    B. Seller may designate some of Products as Agent's Products or cancel some or any of Agent's Product with 3 months prior notice to MORITANI, with mutual consent of the parties.

    C. The Price to Buyer for Products shall be in Japanese Yen. Such prices shall be FOB Osaka, Japan for all the Products in Attachment A, as amended. All Products and spare parts shall be paid by letters of credit or company checks or mutually agreed method acceptable to Seller, in its sole discretion, within sixty (60) days after the date of Bill of Lading. In the event that Buyer shall not pay invoice amount on due date and any payment shall not be executed after ten (10) working days beyond due date, Buyer agrees to pay interest to Seller monthly until such payment shall be completed. The applicable percentage as the penalty interest shall be mutually agreed upon by Buyer and Seller from time to time.

    D.   Shipment shall be effected by ocean vessel and Buyer agrees to bear
additional transportation charges if air shipment is requested.   However, if
Seller cannot meet a promised date of shipment, Seller shall be responsible for paying all additional charges associated with an air shipment.

    E. It is contemplated that from time to time purchase orders on forms prepared by Buyer may be used in order the Products and that there may be included in such forms certain stipulations, conditions or agreements not otherwise contained herein. It is expressly understood and agreed that the provisions of this Agreement shall be deemed a part of each purchase order accepted by Seller (in terms of Agent's Product, Seller shall give its acceptance through MORITANI) and any provision in any purchase order which shall be inconsistent with or contrary to the provisions of this Agreement shall be deemed amended or deleted as the case may be.

    F. Seller or MORITANI shall have no liability to Buyer hereunder, or under any order from Buyer, on account of delay in delivery of or inability to manufacture or deliver any Product for any reason whatsoever, including, but not limited to, strikes, lockouts, accidents, fire, delays in manufacture, transportation or delivery of materials, acts of God, embargoes or governmental actions and any other cause beyond the reasonable control of Seller or MORITANI, whether the same or different from the matters and things hereinabove specifically enumerated.

    G. Any amount of debts or obligations of Buyer shall not exceed the amount of one fourth (1/4) of yearly minimum sales quantity, defined hereinafter in Section 12A.

5.  ENGINEERING CHANGES AND MODIFICATIONS

    A. Seller shall advise Buyer in advance when they wish to make any changes in product which affect appearance, form, software, including protocol and driver, developed by Buyer, physical serviceability, or functional interchangeability or operation.

    B. Seller may freely make any engineering changes in Product to the extent that such engineering changes do not affect appearance, form, software, including protocol and driver, developed by Buyer, physical service ability, or functional interchangeability or operation, provided, however, that Seller shall notify Buyer of the implementation of such engineering changes and provide all necessary documentation immediately.

    C. Buyer and Seller will jointly determine, from time to time, what engineering changes are reasonably necessary for the Product. In this case, Buyer and Seller will, in good faith, decide by mutual consultation how and when to install such mandatory engineering changes, as well as the party who is to bear expenses incurred thereby.

    D. In the event that certain engineering changes are determined by Buyer to be desirable to market Product, Buyer shall submit in writing, to Seller, a
statement specifying the changes requested   and the reasons for such changes.
Seller shall evaluate such statement and if the change is technically feasible, will furnish Buyer a price quotation, as well as its delivery lead-time for such changes. The price quotation and delivery lead-time shall be valid for thirty
(30) days from Buyer's receipt thereof.

6.  TECHNICAL SUPPORT

    INDE shall, during its normal working hours, have available to Buyer, designated personnel to respond to fax or telephone requests from Buyer's designated corporate personnel for assistance in resolving technical, design and field installation and maintenance problems encountered by Buyer.

7.  WARRANTY AND LIMITATIONS

    A. Seller warrants that the Products, sold hereunder will conform with the specifications attached hereof, and will be free from defects in material and workmanship for a period of fifteen (15) months from the date upon which Seller delivers to Buyer in accordance with the delivery terms.

    B. SELLER'S WARRANTY HEREIN IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, OR OTHERWISE CREATED, INCLUDING, BUT NOT LIMITED TO, THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SELLER BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER OR NOT CAUSED BY OR RESULTING FROM THE NEGLIGENCE OF SELLER, UNLESS SPECIFICALLY PROVIDED HEREIN. IN ADDITION, THIS WARRANTY SHALL NOT APPLY TO ANY PRODUCT WHICH HAS BEEN SUBJECTED TO ABUSE, MISUSE, IMPROPER INSTALLATION, MAINTENANCE OR OPERATION, ELECTRICAL FAILURE OR ABNORMAL CONDITIONS, AND TO PRODUCT WHICH HAS BEEN TAMPERED WITH, ALTERED, MODIFIED, REPAIRED OR REWORKED BY ANYONE NOT APPROVED BY SELLER. SELLER'S SOLE AND EXCLUSIVE LIABILITY UNDER THIS WARRANTY SHALL BE TO REPLACE OR REPAIR, AT ITS DISCRETION, ANY DEFECTIVE PRODUCT OR PART THEREOF.

8.  TERM, RENEWAL AND TERMINATION

    A. This Agreement shall have been effective on January 1, 1991, and unless terminated earlier in accordance with the provisions herein, shall continue in full force and effect until January 31, 2005. The Parties hereto shall consult and discuss about the possibility of renewal two years before the expiration.

    B. The provision of Paragraph 8A to the contrary notwithstanding, this Agreement may be terminated as follows:
         1. By Seller immediately upon giving written notice, in the event that
              i. there are instituted proceedings by or against Buyer in bankruptcy or under insolvency laws which are not vacated within thirty (30) days from the date of filing;
              ii. Buyer makes an assignment of all or part of its assets for the benefits of creditors;
              iii. Buyer shall admit insolvency;
              iv.  Buyer, if a corporation, ceases to exist;
              v. Buyer is a corporation and disagreements arise between the members of the stockholders, officers, or managers of the corporation which cause Seller to deem that its interests may be imperiled;
              vi. a misrepresentation is made to Seller as to the ownership of Buyer;
              vii. sales, transfer or relinquishment of any substantial
                   interest in
                   the ownership or active management of Buyer, or attempted assignment of this Agreement, shall occur without prior written approval of Seller;
             viii. Buyer shall fail to cause Seller to be informed in writing immediately on the happening of any event specified in this section; or
              ix. any non-payment of bank drafts delivered by Buyer to Seller in payment for Products or non-payment of any check issued by Buyer shall occur, or if Buyer becomes more than thirty
                   (30) days in arrears in payment of its account with Seller;
         2. By either party at any time by sixty (60) days prior notice delivered to the other party if a material breach shall occur and said breach is not cured within said sixty (60) day period;
         3.   By Buyer immediately in the event that a receiver is appointed for or applied for by Seller, or a petition in bankruptcy, voluntary or involuntary, or equivalent adjudication is filed by or against Seller;
         4. By Seller upon sixty (60) days prior written notice delivered to Buyer, in the event that Buyer fails to exert is best efforts to vigorously promote the sale of the Products; and

    C. In the event that this Agreement is terminated in its entirety, Seller shall have the right, but not the obligation, to repurchase from Buyer all or any portion of any new undamaged, and unused Products, which are of current manufacture in their original containers, theretofore sold by Seller to Buyer and being currently in Buyer's inventory, at the lower of the prevailing or original purchase prices exclusive of any transportation charges originally paid by Seller. If Seller desires to exercise its rights hereunder, Seller shall serve written notice thereof on Buyer within thirty (30) days following the effective date of termination, specifying the Products (or portion thereof) to be repurchased by Seller, such products to be then shipped by Buyer to Seller or its designee, within thirty (30) days following the date of such notice.

9. CONFIDENTIALITY

    A. In the course of their communications, each party may disclose Confidential Information to the other. For purposes of this Agreement, "Confidential Information" shall mean:
         1. the Specifications, the Products and any trade secrets related to any of the foregoing, including, but not limited to, any information relating to either party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how;
         2. any information designated by the disclosing party as confidential in writing or, if disclosed orally, reduced to writing within thirty (30) days; and
         3.   the terms, conditions and existence of this Agreement.

    The party disclosing any Confidential Information must conspicuously designate such information as "Confidential" in writing, if communicated in writing, or orally with a prompt written confirmation describing the Confidential Information, if communicated orally.

    B. The party receiving Confidential Information shall maintain the confidence of such Confidential Information and use all reasonable efforts to prevent its unauthorized dissemination and use; provided, however, that this Agreement shall impose no obligation with respect to maintaining the confidence of Confidential Information that:
         1.   is not designated "Confidential" as set forth in Section 9A;
         2. is generally known or available by publication, commercial use or otherwise through no fault of the receiving party;
         3. is known by the receiving party at the time of disclosure and is not subject to restriction;
         4.   is independently developed or learned by the receiving party;
         5. is lawfully obtained from a third party who has the right to make such disclosure; or
         6. is released for publication or use by the disclosing party in writing.

    C. The parties agree not to use each other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement.

10.  GOVERNING LAWS: SETTLEMENT OF DISPUTES
    This Agreement shall be construed, interpreted and enforced in accordance with the laws of Japan and, if applicable, all trade terms shall be given the meaning contained in the latest International Commercial terms (INCOTERMS). All disputes, controversies or differences which may arise between the parties, out of, or in relation to, or in connection with this Agreement, or for any breach thereof, shall be settled amicably and promptly by mutual consent of both parties. If such dispute, controversy or difference cannot be settled between
the parties, they shall finally be   settled by arbitration.  The place of
arbitration shall be in Osaka, Japan, if Buyer files for arbitration and in Chicago, Illinois, if Seller files for arbitration.

11.  NEW PRODUCTS
    A. If the Seller develops a more efficient and/or less expensive Product enhancement of the same performance class, which makes Products sold hereunder less desirable in the marketplace (New Products), Seller agrees to give Buyer the option of purchasing the New Products; such New Products to be sold to Buyer in accordance with mutually agreeable terms and conditions.

12.  MINIMUM SALES AMOUNT

    A. Buyer shall make best effort to purchase, and take delivery from Seller of, at least the following quantities of Products annually as shown in Attachment B.

    B. The parties agree to review the above minimum sales amount in January immediately following any year where market conditions substantially deteriorate, making impracticable the minimum sales amount referenced above. In such event, a mutually agreeable adjustment in the targets shall be negotiated. For purposes of this paragraph, the aggressive marketing practices by new or existing competitors of Buyer shall not be sufficient to require a review of the minimum sales amount referenced above.

13.  GENERAL PROVISIONS

         A. LIMITATION OF MORITANI'S RESPONSIBILITY - The parties hereto acknowledge and agree that except as specifically provided in Paragraph 4A, MORITANI shall have no responsibility or liability under this Agreement and hereby release and waive any claims arising out of this Agreement or the various transactions incident to this Agreement, except to the extent it arises out of MORITANI'S breach of facts and obligations under Paragraph 4A.

         B. ASSIGNMENT. Buyer understands and agrees that its rights under this Agreement are not transferable, and therefore cannot be considered an asset of its business, and that this Agreement may not be assigned by Buyer to any other individual or business entity without the prior written approval of Seller, such approval to be at the sole discretion of Seller.

    C. NOTICE. All notices permitted or required hereunder shall be in writing, shall be executed by an officer of Seller or by any executive officer, partner or principal of Buyer, and shall be effective as of the date on which deposited in the United States mails in a properly stamped and addressed envelope, except that any such notice actually or personally delivered to an officer of Seller, or to any executive officer, partner, or principal of Buyer, shall be effective as of the date of such delivery. All such notices shall be sent to the respective parties at the address set forth on the first page hereof or to such other address as may be designated by either party from time to time.

    D. ENTIRE AGREEMENT. This Agreement, together with all attachments hereto and all purchase orders issued hereunder, constitutes the entire agreement between the parties and supersedes any and all previous agreements, memoranda or other understandings of the parties. This Agreement may be amended only in writing.

    E. SEPARABILITY OF PROVISIONS. A judicial or administrative declaration in any jurisdiction of the invalidity of any one or more of the provisions hereof shall not invalidate the remaining provisions of this Agreement in any jurisdiction, nor shall such declarations have nay effect on the validity or interpretation of this Agreement outside of that jurisdiction.

    F. WAIVER OF COMPLIANCE. Any failure by any party hereto to enforce at any time any term or condition under this Agreement shall not be construed as a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement.

    G. FORCE MAJEURE. Any party hereto shall be excused from non-performance or delay in case of force majeure, labor disputes, wars, revolutions, civil strikes, riots, disturbances and acts of enemies, accidents, unavailability of raw materials, typhoons, hurricanes, floods, fires, earthquakes, other like causes beyond the control of either party hereto.

    H. BINDING UPON SUCCESSORS. This Agreement shall be binding upon the successors and legal representatives of the parties hereto.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year set forth below.

TOTAL CONTROL PRODUCTS, INC.

By: /S/Nic T. Gihl                Date: August 13, 1997
   ----------------------------         --------------------------------------

DIGITAL ELECTRONICS CORPORATION

By: /s/Keizo Wada                           Date: September 12, 1997
   ----------------------------         --------------------------------------
       Keizo Wada, President

The foregoing contractual provisions, including all rights and obligations of MORITANI and INDE set out herein are accepted and agreed to by MORITANI and INDE.


                                  MORITANI AMERICA, INC.

                                  By: /s/Tetsuji Nishikawa
                                     -----------------------------------------

                                  Date: August 25, 1997


                                  INDE ELECTRONICS, INC.

                                  By: /s/John Fuji
                                     -----------------------------------------

                                  Date: August 19, 1997

                                       June 19, 1997

(Attachment A)

                           LIST OF PRODUCTS TO SELL TO TCP


       Type             Part Numbers                            Minimum Lot

1.  GP870VM        (GP870-PV11)(*)                                  10
2.  GP675T         (GP675-TC11)(*)                                  50
3.  GP570VM        (GP570-TV11)(*)                                  10
4.  GP570T         (GP570-TC11)                                     50
5.  GP570S         (GP570-SC11)                                    100
6.  GP470E         (GP470-EG11)                                  1,000
7.  GP370S         (GP370-SC31-24VP)  UL/CSA                       500
8.  GP370L         (GP370-LG31-24VP)  UL/CSA                       500
9.  GP570T         (GP570-TC21-24VP)  CE Marking                 30/50
10. GP570S         (GP570-SC31-24VP)  CE Marking                 30/50
11. GP470E         (GP470-EG21-24VP)  CE Marking                 30/50
12. GP270S         (GP270-SC21-24VP)  CE Marking                 30/50
13. GP270L         (GP270-LG21-24VP)  CE Marking                 30/50
14. GP370S         (GP370-SC21-24VP)  CE Marking                 30/50
15. GP370L         (GP370-LG21-24VP)  CE Marking                 30/50
16. GP570L         (GP570-LG21-24V)   CE Marking                 1,000
17. GP570T         (GP570-TC31-24V)   UL/CSA                        50
18. GP570S         (GP570-SC31-24V)   UL/CSA                       100
19. GP470E         (GP470-EG31-24V)   UL/CSA                       100
20. GP270S         (GP270-SC31-24V)   UL/CSA                       500
21. GP270L         (GP270-LG31-24V)   UL/CSA                       500
22. GPH70S         (GPH70-SC11-24V) (*)                            100
23. GPH70L         (GPH70-LG11-24V) (*)                            100

Note: 1. Marked (*) item above shall be directly sold to the Buyer from the
         Seller.
      2. Other products not listed above shall be subject to negotiation with the Seller.


                             /s/ Hirotoshi Maeda
                             -------------------------------------------------
                             Digital Electronics Corporation

                                       May 9, 1997

(Attachment B)

                      MINIMUM SALES QUANTITY FROM DIGITAL TO TCP

    (Period)                                (Minimum Sales Quantity, Yen)

April 1, 1997 to March 31, 1998             1,550,000,000.00

April 1, 1998 to March 31, 1999             1,775,000,000.00  (Preliminary)
April 1, 1999 to March 31, 2000             1,935,000,000.00  (Preliminary)
April 1, 2000 to March 31, 2001             2,050,000,000.00  (Preliminary)



Note: Numbers next to the "Preliminary" shall be discussed again between the Seller and the Buyer in every January of the Japanese fiscal year (from April through March of the next year).


                                       /s/ Hirotoshi Maeda
                                       ---------------------------------------
                                       Digital Electronics Corporation

                                       11